   As filed with the Securities and Exchange Commission on September 24, 2002
                                                    Registration No. 333-*******
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               -------------------

                                 ORTHOVITA, INC.
               (Exact name of company as specified in its charter)


            Pennsylvania                             23-2694857
   (State or Other Jurisdiction of      (I.R.S. Employer Identification No.)
    Incorporation or Organization)



                             45 Great Valley Parkway
                                Malvern, PA 19355
                                 (610) 640-1775
                    (Address of principal executive offices)


                          1997 Equity Compensation Plan
                            (Full title of the plan)

                                 Antony Koblish
                             Chief Executive Officer
                                 Orthovita, Inc.
                             45 Great Valley Parkway
                                Malvern, PA 19355
                     (Name and address of agent for service)


                                 (610) 640-1775
          (Telephone number, including area code, of agent for service)

                               -------------------

                         Copy of all communications to:
                               Stephen A. Jannetta
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                      Philadelphia, Pennsylvania 19103-2921
                                 (215) 963-5000

                                         CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                 Proposed maximum        Proposed maximum
Title of securities        Amount to be           offering price             Aggregate               Amount of
 to be registered         Registered (1)           per share (2)         offering price (2)      registration fee
-------------------------------------------------------------------------------------------------------------------
Common Stock, $.01
    par value               2,500,000                $2.60                  $6,500,000                 $598
===================================================================================================================

(1) This Registration Statement covers shares of the Registrant's Common Stock which may be offered or sold pursuant to the 1997 Equity Compensation Plan (the "Plan"), as amended on May 23, 2000, May 29, 2001 and May 24, 2002. The contents of two earlier registration statements (Registration Nos. 333-51689 and 333-90981) covering 850,000 and 500,000 shares of common stock, respectively, under the Plan are incorporated by reference in this Registration Statement. This Registration Statement also relates to an indeterminate number of shares of Common Stock of the Registrant which may be issued upon stock splits, stock dividends, or similar transactions in accordance with Rule 416 promulgated under the Securities Act of 1933, as amended (the "Act").

(2) Estimated pursuant to Rule 457(c) and (h) promulgated under the Act solely for the purpose of calculating the registration fee, based upon the average high and low sales prices for a share of the Registrant's Common Stock on September 18, 2002, as reported on the NASDAQ National Market.

================================================================================

           INFORMATION REGARDING FINANCIAL STATEMENTS INCORPORATED BY
                   REFERENCE INTO THIS REGISTRATION STATEMENT

     The consolidated financial statements incorporated in this Registration Statement by reference to our Annual Report on Form 10-K for the year ended December 31, 2001 have been so incorporated in reliance on the report of Arthur Andersen LLP, our independent auditors ("Andersen"), given on the authority of said firm as experts in auditing and accounting.

     Andersen previously served as our independent accountants. A United States jury has found Andersen guilty of obstruction of justice arising from the government's investigation of Enron Corp. It is possible that events arising out of this conviction may adversely affect the ability of Andersen to satisfy any claims that may be brought against it, including claims that may arise out of Andersen's audit of our consolidated financial statements, which are incorporated by reference into this registration statement.

     We have not obtained Andersen's consent to be named in this registration statement as having certified our consolidated financial statements which are incorporated by reference. This may limit your ability to assert claims against Andersen. Since we have not been able to obtain, after reasonable efforts, the written consent of Andersen to our naming it in this registration statement as having certified our consolidated financial statements as required by Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), you will not be able to sue Andersen pursuant to Section 11(a)(4) of the Securities Act. As a result, your right of recovery under that Section may be limited.

                INCORPORATION OF PREVIOUS REGISTRATION STATEMENTS

     Pursuant to the General Instruction E of Form S-8, the Registrant is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the "Commission") to include an additional 2,500,000 shares under the Registrant's 1997 Equity Compensation Plan, as amended. Pursuant to such Instruction E, the contents of the Registrant's Form S-8 Registration Statement No. 333-51689 filed with the Commission on October 30, 1998 and the Registrant's Form S-8 Registration Statement No. 333-90981 filed with the Commission on November 15, 1999 are hereby incorporated by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.
         --------

     The following Exhibits are filed as part of this Registration Statement:


       Exhibit Numbers                          Exhibit
       ---------------     -----------------------------------------------------
             4.1 Amended and Restated Orthovita, Inc. 1997 Equity Compensation Plan, as amended through May 24, 2002

             5.1            Opinion of Morgan, Lewis & Bockius LLP

            23.1            Consent of Morgan, Lewis & Bockius LLP (contained in
                            Exhibit 5.1)

            24.1 Power of Attorney (included as part of the signature page)



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Malvern, Pennsylvania on this 20th day of September 2002.

                                       ORTHOVITA, INC.


                                       By:  /s/ Antony Koblish
                                            ------------------------------------
                                            Antony Koblish
                                            Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below as of the 20th day of September 2002 by or on behalf of the following persons in the capacities indicated.

     Each person in so signing also makes, constitutes and appoints Antony Koblish, President, Chief Executive Officer and Director of Orthovita, and Joseph M. Paiva, Vice President and Chief Financial Officer of Orthovita, and each of them acting alone, as his true and lawful attorneys-in-fact, with full power of substitution and resubstitution, in his name, place and stead, to execute and cause to be filed with the Securities and Exchange Commission, any or all amendments to this Registration Statement (including post-effective amendments to the Registration Statement and any such related registration statements), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


        Signature                            Title                             Date
        ---------                            -----                             ----

/s/ Antony Koblish               President, Chief Executive             September 20, 2002
-----------------------------    Officer and Director (principal
Antony Koblish                   executive officer)

/s/ Joseph M. Paiva              Vice President and Chief Financial     September 20, 2002
-----------------------------    Officer (principal financial and
Joseph M. Paiva                  accounting officer)

/s/ David S. Joseph              Chairman of the Board                  September 20, 2002
-----------------------------
David S. Joseph

/s/ Paul Ducheyne, Ph.D.         Director                               September 20, 2002
-----------------------------
Paul Ducheyne, Ph.D.

/s/ James Garvey                 Director                               September 20, 2002
-----------------------------
James Garvey

/s/ Robert M. Levande            Director                               September 20, 2002
-----------------------------
Robert Levande

/s/ Morris Cheston, Jr.          Director                               September 20, 2002
-----------------------------
Morris Cheston, Jr.

/s/ Jonathan T. Silverstein      Director                               September 20, 2002
-----------------------------
Jonathan Silverstein